Exhibit 10.46
EXECUTION COPY
TRANSITION AND EARLY RETIREMENT AGREEMENT
     THIS TRANSITION AND EARLY RETIREMENT AGREEMENT (the “Agreement”) is entered into by and between SYSCO Corporation, a Delaware corporation (the “Company”) and LARRY J. ACCARDI, a resident of the state of Texas (“Executive’’), as of the Effective Date of the Agreement, as defined below.
W I T N E S S E T H:
     WHEREAS, Executive and Company are parties to that certain Executive Severance Agreement dated August 18, 2004, as amended by that certain First Amendment to Executive Severance Agreement dated September 3, 2004 (as amended, the “Severance Agreement”), a copy of which is attached hereto;
     WHEREAS, Executive has indicated his intention to retire from his employment with the Company as of the close of business on December 31, 2007 (the “Retirement Date”);
     WHEREAS, the parties hereby wish to memorialize their agreement with respect to Executive’s retirement and to clarify his duties until his retirement; and
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
     1. Executive’s Duties and Early Retirement.
          (a) Subject to Section 1(d) below, Executive shall continue to serve in the positions of Executive Vice President, Contract Sales, and President, Specialty Distribution Companies through June 30, 2007.
          (b) Subject to Section 1(d) below, during the period from July 1, 2007 through the Retirement Date, Executive shall serve in the position of Executive Vice President, Sales and shall report directly to the Chief Executive Officer of the Company. In this position, Executive shall perform such tasks as may be requested by the Company’s Chief Executive Officer and the Company’s Board of Directors. Executive shall continue to receive his base salary and all other benefits as are in effect as of the date of the execution of this Agreement and shall remain a participant in the Company’s Management Incentive Plan (“MIP”) through the Retirement Date, specifically including eligibility for bonuses and equity awards payable under the MIP on the same basis as similarly situated executives of the Company.
          (c) Subject to Section 1(d) below, Executive shall be deemed to have resigned as of the close of business on the Retirement Date without any further action required by Executive or the Company. Executive’s resignation shall be deemed to be a retirement in good standing for all purposes, including, without limitation, for the purpose of determining Executive’s rights under the Company’s benefit plans.

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          (d) Notwithstanding anything herein to the contrary, Executive may be terminated by the Company for “cause” at any time before the close of business on the Retirement Date. For the purpose of this Agreement, “cause” is defined as any of the following events: (1) a material breach by Executive of Executive’s duties and/or responsibilities to the Company or of any written policies or directives of the Company (other than as a result of incapacity due to physical or mental illness), which breach is (a) willful or involves gross negligence and (b) not remedied within 15 days after receipt of written notice from the Company which specifically identifies the manner in which such breach has occurred; (2) the commission by Executive of any felony or misdemeanor involving willful misconduct (other than minor violations such as traffic violations) that causes damage to the property, business or reputation of the Company; (3) any fraudulent or dishonest act or omission by Executive; (4) Executive’s engaging in habitual insobriety or Executive’s use of illegal drugs or substances; or (5) any breach by Executive of his fiduciary duties and/or duty of loyalty owed to the Company. Any “cause” event shall be determined in the good faith discretion of the Compensation Committee of the Board of Directors of the Company and shall be described in writing to Executive in reasonable detail. In the event that Executive is terminated for “cause”, Executive shall not be entitled to receive the enhanced consideration provided in Sections 1, 2(a) and 3(a) of Exhibit A to this Agreement.
     2. Termination of the Severance Agreement.
     Company and Executive hereby agree that the Severance Agreement (including all rights and obligations contained therein) is hereby terminated as of the Effective Date.
     3. Allocation of Specific Consideration.
          (a) In express exchange for the enhanced consideration provided in Sections 1, 2(a) and 3(a) of Exhibit A to this Agreement, Executive is providing the specific covenants and agreements contained in Sections 11 through 15 of this Agreement. These covenants and agreements are in addition to, and are not in lieu of, any similar covenants and agreements provided by Executive as a result of his participation in any benefit plan or program maintained by the Company, including, without limitation, the Company’s Supplemental Executive Retirement Plan (“SERP”), Executive Deferred Compensation Plan (“EDCP”) and any Stock Option Plan of the Company (“Stock Option Plan”).
          (b) In exchange for all other consideration set forth in this Agreement, the parties have agreed to the transition of Executive’s duties as set forth in Section 1 above, to cancel all rights and obligations contained in the Severance Agreement, and to provide the releases set forth in Sections 5 and 6 below.
     4. Acknowledgment of OWBPA Rights.
     Executive acknowledges that he has thoroughly discussed all aspects of this Agreement with his attorney, that he has carefully read and fully understands all of the provisions of this Agreement, and that he is voluntarily entering into this Agreement. Executive shall have twenty-one (21) days to review and consider this Agreement before executing it, but may waive this

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twenty-one (21) day period at his own voluntary election. Executive acknowledges and understands that he shall have seven (7) days after signing this Agreement during which he may revoke this Agreement by providing written notice to Company within seven (7) days following its execution. Any notice of revocation of this Agreement shall not be effective unless given in writing and received by Company within the seven-day revocation period via personal delivery, overnight courier, or certified U.S. mail, return receipt requested, to SYSCO Corporation, 1390 Enclave Parkway, Houston, TX 77077-2099, Attention: General Counsel. THIS AGREEMENT SHALL NOT BECOME EFFECTIVE AND ENFORCEABLE UNTIL SUCH SEVEN (7) DAY PERIOD HAS EXPIRED. IF EMPLOYEE REVOKES THIS AGREEMENT WITHIN SUCH SEVEN (7) DAY PERIOD, EMPLOYEE WILL NOT BE ENTITLED TO RECEIVE ANY OF THE RIGHTS AND BENEFITS DESCRIBED HEREIN.
     5. Release of Claims by Executive; Release of Company Claims by Company.
     In exchange for the consideration referenced in Section 3(b) above, the receipt and sufficiency of which is hereby acknowledged, Executive, on his behalf and on behalf of his heirs, devisees, legatees, executors, administrators, personal and legal representatives, assigns and successors in interest (collectively, the “Derivative Claimants” and each a “Derivative Claimant”), hereby IRREVOCABLY, UNCONDITIONALLY AND GENERALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES, to the fullest extent permitted by law, Company and each of Company’s directors, officers, employees, representatives, stockholders, predecessors, successors, assigns, agents, attorneys, divisions, subsidiaries and affiliates (and agents, directors, officers, employees, representatives and attorneys of such stockholders, predecessors, successors, assigns, divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them (collectively, the “Releasees” and each a “Releasee”), or any of them, from any and all charges, complaints, claims, damages, actions, causes of action, suits, rights, demands, grievances, costs, losses, debts, and expenses (including attorneys’ fees and costs incurred), of any nature whatsoever, known or unknown, that Executive now has, owns, or holds, or claims to have, own, or hold, or which Executive at any time heretofore had, owned, or held, or claimed to have, own, or held from the beginning of time to the date that Executive signs this Agreement, including, but not limited to, those claims arising out of or relating to (i) any agreement, commitment, contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right or other instrument, document, obligation or arrangement, whether written or oral, or any other relationship, involving Executive and/or any Releasee, (ii) breach of any express or implied contract, breach of implied covenant of good faith and fair dealing, misrepresentation, interference with contractual or business relations, personal injury, slander, libel, assault, battery, negligence, negligent or intentional infliction of emotional distress or mental suffering, false imprisonment, wrongful termination, wrongful demotion, wrongful failure to promote, wrongful deprivation of a career opportunity, discrimination (including disparate treatment and disparate impact), hostile work environment, sexual harassment, retaliation, any request to submit to a drug or polygraph test, and/or whistleblowing, whether said claim(s) are brought pursuant to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. § 1981, the Employee Retirement Income Security Act, the Equal Pay Act, the National Labor Relations Act, the Pregnancy Discrimination Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act, the Older Workers’ Benefits Protection Act, the Vocational Rehabilitation Act, the Americans

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with Disabilities Act, the Family and Medical Leave Act and/or the Fair Credit Reporting Act or any other constitutional, federal, regulatory, state or local law, or under the common law or in equity, and (iii) any other matter (each of which is referred to herein as a “Claim”). Notwithstanding the foregoing, nothing contained herein shall operate to release any obligations of Company, its successors or assigns: (i) that relates to amounts or benefits set forth on Exhibit A, (ii) any amounts or benefits payable under any benefit plan that are otherwise payable without regard to this Agreement (subject to the terms and conditions of such plans), or (iii) to defend and indemnify Executive to the maximum extent that directors and officers of corporations are required to be indemnified under Delaware law and the Company’s Certificate of Incorporation and Bylaws for all costs of litigation and any judgment or settlement amount paid.
     In consideration of the covenants from Executive to Company as set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Company, its assigns and successors in interest, hereby IRREVOCABLY, UNCONDITIONALLY AND GENERALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES, to the fullest extent permitted by law, Executive, his heirs, devisees, legatees, executors, administrators, personal and legal representatives, or any of them, from any and all charges, complaints, claims, damages, actions, causes of action, suits, rights, demands, grievances, costs, losses, debts and expenses (including attorneys’ fees and costs incurred), of any nature whatsoever (a “Company Claim”), arising prior to the Effective Date out of events, occurrences or omissions actually known by the Chief Executive Officer and/or the General Counsel of the Company on the Effective Date.
     6. Release of Unknown Claims by Executive.
     Executive recognizes that he may have some claim, demand, or cause of action against the Releasees relating to any Claim of which he is totally unaware and unsuspecting and which is given up by the execution of this Agreement. It is Executive’s intention in executing this Agreement, having received the advice of legal counsel, that this Agreement will deprive him of any such Claim and prevent Executive or any Derivative Claimant from asserting the same. The provisions of any local, state, federal, or foreign law, statute, or judicial decision providing in substance that this Agreement shall not extend to such unknown or unsuspecting claims, demands, or damages, are hereby expressly waived.
     7. No Assignment.
     Executive represents and warrants that he has not assigned or transferred, or purported to assign or transfer, to any person, entity, or individual whatsoever, any of the Claims released herein. Executive agrees to indemnify and hold harmless the Releasees against any losses, settlements, judgments, defense costs or other amounts incurred in response to any Claim, based on, arising out of, or due to any such assignment or transfer. With respect to any Claim that is subject to indemnification, the Releasees retain the right to control the defense of any Claim and to resolve any such Claim upon securing Executive’s written consent to the proposed resolution, which consent shall not unreasonably be withheld.

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     8. Hold Harmless.
     In furtherance of the foregoing, Executive agrees on behalf of himself and the Derivative Claimants not to sue or prosecute any matter against any Releasee with respect to any Claim and agrees to hold each Releasee harmless with respect to any such suit or prosecution in contravention of this Section 8. The Company agrees on behalf of itself and its successors and assigns not to sue or prosecute any matter against Executive with respect to any Company Claim arising prior to the Effective Date out of events, occurrences or omissions actually known to the Chief Executive Officer and/or the General Counsel of the Company on the Effective Date and agrees to hold Executive harmless with respect to any such suit or prosecution in contravention of this Section 8.
     9. No Assistance.
     Executive understands that if this Agreement were not signed, he would have the right voluntarily to assist other individuals or entities in bringing Claims against the Releasees. Executive hereby waives that right and hereby agrees that he will not voluntarily provide any such assistance absent compulsion of law. To the extent that applicable law prohibits Executive from waiving his right to bring and/or participate in the investigation of a Claim, Executive nevertheless agrees that the release provided in Section 5 above encompasses his right to seek or accept any damages or relief in any such proceeding.
     10. Restrictive Covenants.
     In express exchange for the consideration provided in Sections 1, 2(a) and 3(a) of Exhibit A to this Agreement, and following the negotiation of parties with equal bargaining power, Executive is providing each of the covenants and agreements contained in Sections 11 through 15 of this Agreement. With respect to these covenants and agreements, the following definitions shall apply:
          (a) “Trade Secrets” shall mean information not generally known about the Company Business which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality and from which the Company derives economic value from the fact that the information is not generally known to other persons who can obtain economic value from its disclosure or use. Trade Secrets include, but are not limited to, technical or non-technical data, compilations, programs and methods, techniques, processes, financial data, lists of actual customers and potential customers, customer route books or lists containing the names, addresses, buying habits and business locations of past, present and prospective customers, sales reports, price lists, product formulae, methods and procedures relating to services.
          (b) “Confidential Information” means, to the extent not a “Trade Secret,” other business information of the Company not generally known to the public and which the Company desires and makes reasonable efforts to keep confidential, including without limitation the following: information regarding customers, employees, contractors, and the industry not

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generally known to the public; strategies, methods, books, records, and documents; technical information concerning products, equipment, services, and processes; procurement procedures and pricing techniques; the names of and other information concerning customers, and business affiliates (such as contact name, service provided, pricing for that customer, amount of services used, credit and financial data, and/or other information relating to the Company’s relationship with that customer); pricing strategies and price curves; positions; plans and strategies for expansion or acquisitions; budgets; customer, supplier and broker lists; research; financial and sales data; trading methodologies and terms; evaluations, opinions, and interpretations of information and data; marketing and merchandising techniques and strategies; prospective customers’ and suppliers’ names and marks; grids and maps; electronic databases; models; specifications; computer programs; internal business records; contracts benefiting or obligating the Company; bids or proposals submitted to any third party; technologies and methods; training methods and training processes; organizational structure; salaries of personnel; payment amounts or rates paid to consultants or other service providers; and other such confidential or proprietary information.
          (c) “Company” shall mean Sysco and all of its operating company subsidiaries and divisions.
          (d) “Company Business” shall mean the manufacturing, distribution and/or sale of the food or related nonfood products (including, without limitation, paper products, such as disposable napkins, plates and cups, tableware, such as china and silverware, restaurant and kitchen equipment and supplies, medical and surgical supplies, cleaning supplies, and personal care guest amenities, housekeeping supplies, room accessories and hotel and motel textiles) distributed by the Company and/or its operating companies as of Executive’s execution of this Agreement to restaurants, healthcare and educational facilities, lodging establishments or other similar customers. The parties hereto agree that, by virtue of his duties and responsibilities over Sysco and its operating companies, including the duties set forth in Section 1 above, Executive is fully familiar with the full range of that are manufactured, distributed and/or sold as part of the Company Business.
          (e) “Competing Business” shall mean any person, concern or entity which is engaged in or conducts a business that is substantially the same as the Company Business or any segment thereof and only that portion of the business that is in competition with the Company Business.
          (f) “Territory” shall mean: (1) a 100-mile radius around each of the physical locations (determined by mailing address) where the Company has a Specialty Distribution Company as of Executive’s execution of this Agreement; and (2) all counties in which any division or operating company of the Company over which Executive has responsibility in his positions as Executive Vice President, Contract Sales and President, Specialty Distribution Companies has served customers at any time during the twelve (12) month period prior to the date on which Executive signs this Agreement. Executive hereby agrees that, by virtue of his authority in these positions, he has had the opportunity, and will continue to have the opportunity, to enjoy particular advantages in all areas included within the Territory and that he has been responsible for cultivating

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business relationships throughout the Territory that provide unique competitive advantage to the Company.
     11. Agreement to Protect Confidential Information and Trade Secrets.
          (a) Executive covenants and agrees that he will not at any time, other than in the performance of his duties for the Company, both during and after his employment by the Company, communicate or disclose to any person or entity, or use for his benefit or for the benefit of any other person or entity, directly or indirectly, any of the Company’s Trade Secrets and/or Confidential Information. For the purposes of this Agreement, the prohibition against the disclosure of Confidential Information only shall end three (3) years after the termination, for any reason, of Executive’s employment with the Company. The disclosure of Trade Secrets by the Executive is prohibited for the life of the Executive, or until the Trade Secret information becomes publicly available through no fault of the Executive.
          (b) Executive moreover acknowledges and confirms that he has no right, claim or interest to any property, invention, trade secret, information or other asset used in the business of Company and that all such property, inventions, trade secrets, information and other assets used in the business of Company are owned by Company or its affiliates or licensed to Company or its affiliates by third parties not affiliated with Executive.
     12. Agreement Not to Solicit Customers and Suppliers.
     Executive recognizes that developing customers and suppliers on behalf of the Company takes substantial time, money and personal contact. Executive further acknowledges that Trade Secrets, Confidential Information and the Company’s relationships with its customers and suppliers are the foundation of the Company’s business. Executive covenants and agrees that during his employment by the Company and for a period of three (3) years after the termination, for any reason, of Executive’s employment with the Company, he will not, without the prior written consent of the Company, either directly or indirectly, on his own behalf or in the service of or on behalf of others, solicit, or attempt to divert or appropriate to a Competing Business any customer or supplier with whom Executive dealt on behalf of the Company at any time during the last two (2) years of Executive’s employment with the Company.
     13. Agreement Not to Compete.
     Executive covenants and agrees that during his employment by the Company and for a period of three (3) years after the termination, for any reason, of Executive’s employment with the Company, he will not, without the prior written consent of the Company, either directly or indirectly, within the Territory, on behalf of himself or any Competing Business, engage in any business in which Executive provides services which are the same or substantially similar to Executive’s duties at any time during the last two (2) years of Executive’s employment with the Company.

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     14. Agreement Not to Solicit Employees.
     Executive covenants and agrees that during his employment by the Company and for a period of three (3) years after the termination, for any reason, of Executive’s employment with the Company, he will not, without the prior written consent of the Company, either directly or indirectly, solicit, divert or recruit any employee of the Company to leave such employment to work for a Competing Business.
     15. Agreement Not to Disparage.
     Executive and the Company agree that neither shall make any disparaging comments or accusations detrimental to the reputation, business, or business relationships of the other except in connection with legal proceedings. In the event that Executive becomes legally compelled to disclose information that may be disparaging to the Company, or detrimental to the business or business relationships of the Company, he shall provide the Company with prompt notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order remedy is not obtained, or that the party about whom the disclosure is to be made waives compliance with the provisions of this Agreement, Executive will furnish only such information that he is advised by written opinion of counsel of his selection (with reasonable fees and expenses of such counsel’s opinion to be paid by the Company) is legally required and will exercise his best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded any confidential information. This Section shall not apply to disparaging comments or accusations made in testimony or pleadings in connection with any claims asserted by Executive in a court of law. Notwithstanding the foregoing, the parties agree that nothing in this Agreement shall apply to or restrict in any way the communication of information by the Company or the Executive to the extent required by any state or federal law enforcement agency or require notice to the Company or the Executive thereof.
     16. Remedies.
     Executive acknowledges and agrees that by virtue of the duties and responsibilities attendant to his employment by the Company and the special knowledge of the Company’s affairs, business, clients and operations that he has been and will be provided as a consequence of such employment, irreparable loss and damage will be suffered by the Company if Executive should breach or violate any of the covenants and agreements contained in Sections 11-15 hereof. Executive further acknowledges and agrees that each of such covenants is reasonably necessary to protect and preserve the Company Business and the assets of the Company. Executive therefore agrees and consents that the Company shall be entitled to temporary, preliminary and other injunctive relief to prevent a breach or contemplated breach by Executive of any of the covenants or agreements contained in Sections 11-15 hereof. Executive moreover agrees that he shall not be entitled to receive any payments payable hereunder after the date of such breach in accordance with Sections 1, 2(a) and 3(a) of Exhibit A to this Agreement, in the event that he breaches any of the covenants set forth in Sections 11, 12, 14 and 15 hereof or, after sixty days following written notice from the Company to Executive of a breach under Section 13 hereof, fails to cease the activity that is the subject of the notice to the full satisfaction of the Company.

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     17. Severability.
     If any one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, such provision shall be deemed modified to most closely resemble the original intent of the parties, without invalidating the remainder of this Agreement; and such shall not affect any other independent provision of this Agreement and each other independent provision of this Agreement shall be enforced to the full extent permitted by law.
     18. Resolution of Disputes.
          (a) If a legally cognizable dispute arises out of or relates to any aspect of this Agreement or the breach, termination, or validity thereof, the parties agree to resolve the dispute by binding arbitration before the American Arbitration Association (“AAA”). Disputes subject to binding arbitration include, without limitation, (1) all tort and contract claims; (2) claims brought under all applicable federal, state or local statutes, laws, regulations or ordinances, including but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Family and Medical Leave Act; the Americans with Disabilities Act; the Rehabilitation Act of 1973, as amended; the Fair Labor Standards Act of 1938, as amended; the Age Discrimination in Employment Act, as amended; the Equal Pay Act; the Civil Rights Act of 1866, as amended, and the Employee Retirement Income Security Act of 1974; and (3) claims against the Company’s subsidiaries, affiliated and successor companies, and claims against the Company that include claims against the Company’s agents and employees, whether in their capacity as such or otherwise.
          (b) Arbitration proceedings shall be held in Houston, Texas, or at such other place as may be selected by the mutual agreement of the parties. The arbitration shall proceed in accordance with the Employment Dispute Resolution Rules of the AAA in effect on the date of this Agreement, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.
          (c) The arbitration award shall be in writing and shall specify the factual and legal bases for the award. In rendering the award, the arbitrator shall determine the respective rights and obligations of the parties according to the laws of the State of Delaware or, if applicable, federal law, and without regard to conflict or choice of law principles. The arbitrator shall have the authority to award any remedy or relief that a federal or state court within the State of Delaware could order or grant, including without limitation, specific performance of any obligation created under this Agreement; an award of punitive, exemplary, statutory, or compensatory damages; the issuance of an injunction or other provisional relief; the a declaration of the forfeiture of amounts due or claimed to be due; or the imposition of sanctions for abuse or frustration of the arbitration process.
          (d) Each party shall pay for its own fees and expenses of arbitration including the expense of its own counsel, experts, witnesses and preparation and presentation of evidence, except that the cost of the arbitrator and any filing fee exceeding the applicable filing fee in federal court shall be paid by the Company; provided, however, that all reasonable costs and fees

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necessarily incurred by any party shall be subject to reimbursement from the other party as part of any award of the arbitrator.
          (e) By initialing below, Executive and the Company acknowledge that each has read the provisions of this Section 18 and agree to arbitration as provided herein. (A duly authorized officer of the Company shall provide his or her initials on behalf of the Company.)
LJA Executive’s Initials MCN Company Officer’s Initials
     19. General Provisions.
          (a) This Agreement and the covenants, representations, warranties and releases contained herein shall inure to the benefit of and be binding upon Executive and Company and each of their respective successors, heirs, assigns, agents, affiliates, parents, subsidiaries and representatives.
          (b) Each party acknowledges that no one has made any representation whatsoever not contained herein concerning the subject matter hereof in order to induce the execution of this Agreement.
          (c) Except in the event that Company publicly files this Agreement or otherwise publicly discloses its terms and conditions, Executive agrees that the terms and conditions of this Agreement, including the consideration hereunder shall not be disclosed to anyone and shall remain confidential and not be disseminated to any person or entity not a party to this Agreement except to family members, legal counsel, an accountant for purposes of securing tax advice, the Internal Revenue Service, or state taxing agencies.
          (d) The “Effective Date” of this Agreement shall be the eighth (8th) day after the execution of the Agreement by Executive.
          (e) This Agreement does not constitute an admission of any liability.
          (f) Neither this Agreement nor any provision hereof may be modified or waived in any way except by an agreement in writing signed by each of the parties hereto consenting to such modification or waiver.
          (g) This Agreement shall in all respects be interpreted, enforced and governed under the internal laws (and not the conflicts of laws and rules) of Delaware.
          (h) Each of the parties represents and warrants that he or it is legally viable and competent to enter into this Agreement, is relying on independent judgment and the advice of legal counsel and has not been influenced, pressured, or coerced to any extent whatsoever in making this Agreement by any representations or statements made by any party, and/or any person or persons representing any party, and that the individuals executing this Agreement on his or its behalf are authorized to do so.

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          (i) This Agreement expressly supersedes the Severance Agreement and all other prior agreements or other arrangements by and between Company and Executive with respect to the compensation and benefits payable by Company to Executive, including all of Company’s payment obligations for compensation set forth in any employment agreement between the parties, whether or not in writing, and that such prior agreements or arrangements with respect to compensation and benefits payable by Company to Executive shall upon the Effective Date be null and void and of no force and effect whatsoever. Notwithstanding the foregoing, the terms and conditions of all benefit plans and programs maintained by the Company shall remain in full force and effect as to Executive except as expressly modified by this Agreement.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the dates set forth below.
EXECUTIVE ATTESTS THAT HE UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.
NOTICE — THIS AGREEMENT CONTAINS A WAIVER OF RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. EXECUTIVE IS ADVISED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT.
EXECUTED THIS 8th DAY OF May, 2007.

EXECUTIVE:	/s/ Larry J. Accardi

	Print Name:	Larry J. Accardi

Sworn to and subscribed before me this 8th day of May, 2007.

/s/ Kim A. Webb Notary Public
EXECUTED THIS 8th DAY OF May, 2007.

Company: SYSCO Corporation

By:	/s/ Michael C. Nichols

Its:	SVP and General Counsel

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EXHIBIT A
TO
TRANSITION AND EARLY RETIREMENT AGREEMENT
     Subject to the specific terms and conditions of the Agreement, including, without limitation, those contained in Sections 1(d) and 16 of the Agreement, Executive shall be entitled to the following:
     1. Cash Payment.
     In express exchange for the restrictive covenants provided in Sections 11 through 15 of the Agreement and in lieu of any MIP bonus that otherwise arguably would be due to Executive for fiscal year 2008, the Company shall pay to Executive a bonus of Five Hundred Thousand Dollars and 00/100 Cents ($500,000.00) within ten (10) days of the Effective Date of Executive’s execution of an agreement in substantially similar form to the Separation Agreement and Release of All Claims attached hereto as Exhibit B.
     2. SERP.
          (a) Amount of Retirement Benefit and Vested Percentage. As of the Retirement Date, Executive will have 18 years of MIP participation. In express exchange for the restrictive covenants provided in Sections 11 through 15 of the Agreement and provided that Executive enters into, and does not effectively rescind, the Separation Agreement and Release of All Claims attached hereto as Exhibit B (or a substantially similar form thereto), the Company will grant Executive an additional one (1) year of MIP participation for the purpose of determining the amount and vested percentage of Executive’s SERP retirement benefit only and for no other purpose. As a result, as of the Retirement Date, Executive will be ninety percent (90%) vested in his SERP retirement benefit. Executive’s retirement benefit will remain subject to the offsets provided for in the SERP as uniformly applied to all participants.
          (b) Timing of Payment. As of the Retirement Date, Executive will have sufficient age and MIP participation to satisfy the “early payment criteria” under Section 4.2(b)(ii) of the SERP, which provides that payment of Executive’s monthly retirement benefit will commence as soon as administratively feasible following the first day of the month following Executive’s Retirement Date. However, because Executive is a Specified Employee (as that term is defined in the SERP) payments of Executive’s retirement benefit cannot commence earlier than six months following the Retirement Date. Therefore, as provided in Section 4.2(c) of the SERP, payment of Executive’s retirement benefit will commence as soon as administratively practicable following the date that is six (6) months after Executive’s Retirement Date (the “Delayed Payment Date”), and any payments delayed because of the six (6) month distribution delay, described above, together with interest (calculated as provided under the SERP), shall be paid to Executive in a lump sum on the Delayed Payment Date.
          (c) Final Average Compensation. Executive’s Final Average Compensation (as defined in the SERP) will be calculated as provided in the SERP. For the avoidance of doubt,

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the “Cash Payment” described in 1., above shall not be taken into account in calculating Executive’s Final Average Compensation under the SERP.
     3. EDCP.
          (a) Vested Percentage. As of the Retirement Date, Executive will be 59 years of age and have 18 years of participation in the Management Incentive Plan (as that term is defined in the EDCP). In express exchange for the restrictive covenants provided in Sections 11 through 15 of the Agreement and provided that Executive enters into, and does not effectively rescind, the Separation Agreement and Release of All Claims attached hereto as Exhibit B (or a substantially similar form thereto) the Company will grant Executive an additional one (1) year of MIP participation for the purpose of determining the vested percentage of Executive’s previously unvested Company Matches (as that term is defined in the EDCP), so that at the Retirement Date, Executive will be ninety percent (90%) vested in the previously unvested Company Matches credited to Executive’s account in the EDCP through his Retirement Date. The parties acknowledge and agree that the amount credited to Executive’s account as of his Retirement Date shall include any Bonus Deferrals (as defined in the EDCP) with respect to Executive’s 2007 MIP bonus and the associated Company Match, and the value of any earnings to be credited to his account with respect to such amounts.
          (b) Timing of Payment. The vested portion of the amount credited to Executive’s account (and associated earnings) in the EDCP will be distributed to Executive pursuant to the terms of the EDCP according to the distribution option Executive selected for distributions upon Retirement (as defined in the EDCP). Because Executive is a Specified Employee (as that term is defined in the EDCP) distributions from Executive’s account cannot commence earlier than six months following the Retirement Date. Therefore, as provided in the EDCP, distributions from Executive’s account will commence on the Delayed Payment Date and if Executive elected the Installment Distribution Option (as defined in the EDCP) for distributions upon Retirement, any payments delayed because of the six (6) month distribution delay, described above, together with interest or earnings credited to Executive’s account with respect to such amounts (determined as provided under the EDCP), shall be paid to Executive in a lump sum on the Delayed Payment Date.
     4. 401(k) and Pension Plans.
     Executive’s active participation in the SYSCO Corporation Employees’ 401(k) Plan (the “401(k)”) and SYSCO Corporation Retirement Plan (the “Pension Plan”) will cease as of the Retirement Date. Executive will be entitled to his vested 401(k) and Pension Plan benefits in accordance with the terms of such plans.
     5. Stock Options.
     Except as otherwise provided herein, each stock option previously granted to Executive and outstanding as of the Retirement Date will continue to vest and may be exercised only in accordance with the terms of the applicable Stock Option Plan and Executive’s option grants. For purposes of determining Executive’s eligibility for continued vesting and exercise following

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EXECUTION COPY
Executive’s termination of employment from the Company under the terms of the stock option plans and Executive’s option grants, Executive will be treated as retiring in good standing under Company policy. For the avoidance of doubt, the unvested portion of the options granted to Executive by the Company on September 11, 2001 (as part of the special 15,000 stock option grant solely to participants in the MIP) shall not continue to vest following the Retirement Date, as set forth in the Terms and Conditions of Stock Option with respect to such grant, and the unvested portion of such options shall be forfeited by Executive.
     6. Restricted Stock.
     Because Executive is retiring under Company policy, all contractual restrictions on Executive’s shares of restricted stock held by Executive through his Retirement Date shall lapse as of the Retirement Date. Accordingly, all contractual restrictions on any shares granted to Executive under the MIP for fiscal year 2007 shall lapse upon the Retirement Date.
     7. Long Term Incentive Cash Plan (“LTICP”).
     Executive’s termination shall be treated as a Retirement (as defined in the LTICP) for purposes of the LTICP, and as set forth in the LTICP Executive shall be entitled to payment for the Performance Units (as defined in the LTICP) held by Executive through his Retirement Date after the end of the relevant Performance Period based on actual Company performance.
     8. Medical, Dental and Vision Coverage.
     As set forth in the Company’s Early Retiree Healthcare Plan, Executive shall be eligible to elect continued coverage for himself, his spouse and eligible dependents under Federal COBRA and/or the Early Retiree Healthcare Plan.
     9. Life Insurance and Disability Coverage.
     Coverage under the Company’s group life plan will continue through the Retirement Date. Executive may purchase conversion coverage at his election. Coverage under the Company’s disability plan will cease as of the Retirement Date.
     10. Vacation.
     Executive will use up all vacation time prior to the Retirement Date.
     11. Legal Fees.
     The Company will reimburse Executive for the actual cost incurred in connection with the preparation and review of this Agreement by his legal advisors, up to a maximum of $12,000.

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EXECUTION COPY
     12. Tax and Other Matters.
     The Company shall withhold all applicable taxes from amounts paid to you hereunder and shall pay such withheld taxes over to the proper taxing authorities. If any compensation or benefits provided for by this Agreement may result in the application of Section 409A of the Code, the Company will modify this Agreement in the least restrictive manner necessary in order, where applicable, (i) to exclude such compensation or benefits from the definition of “deferred compensation” within the meaning of said Section 409A, or (ii) to comply with the provisions of said Section 409A, other applicable provisions of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and to make such modifications, in each case, without diminution in the economic value of the payments and benefits to be paid or provided to Executive pursuant to this Agreement. To the extent required in order to comply with Section 409A of the Code, amounts or benefits to be paid or provided to Executive pursuant to this Agreement will be delayed to the first business day on which such amounts and benefits may be paid to Executive without resulting in liability for the excise tax, penalties and interest under Section 409A of the Code.

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EXHIBIT B
TO
TRANSITION AND EARLY RETIREMENT AGREEMENT
SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS
[ATTACHED]

SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS
     THIS SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS (the “Agreement”) is entered into by and between SYSCO Corporation, a Delaware corporation (the “Company”) and LARRY J. ACCARDI, a resident of the state of Texas (“Executive’’), as of the Effective Date of the Agreement, as defined below.
W I T N E S S E T H:
     WHEREAS, in accordance with the Transition and Early Retirement Agreement (“Transition Agreement”) executed by the parties, they are entering into this Agreement upon Executive’s retirement from the Company as of December 31, 2007 (the “Retirement Date”);
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
     1. Executive’s Retirement.
     As of the close of business on the Retirement Date, Executive shall be deemed to retire from the Company, including all positions that he formerly held with the Company.
     2. Acknowledgment of OWBPA Rights.
     Executive acknowledges that he has thoroughly discussed all aspects of this Agreement with his attorney, that he has carefully read and fully understands all of the provisions of this Agreement, and that he is voluntarily entering into this Agreement. Executive shall have twenty-one (21) days to review and consider this Agreement before executing it, but may waive this twenty-one (21) day period at his own voluntary choice. Executive acknowledges and understands that he shall have seven (7) days after signing this Agreement during which he may revoke this Agreement by providing written notice to Company within seven (7) days following its execution. Any notice of revocation of this Agreement shall not be effective unless given in writing and received by Company within the seven-day revocation period via personal delivery, overnight courier, or certified U.S. mail, return receipt requested, to SYSCO Corporation, 1390 Enclave Parkway, Houston, TX 77077-2099, Attention: General Counsel. THIS AGREEMENT SHALL NOT BECOME EFFECTIVE AND ENFORCEABLE UNTIL SUCH SEVEN (7) DAY PERIOD HAS EXPIRED. IF EMPLOYEE REVOKES THIS AGREEMENT WITHIN SUCH SEVEN (7) DAY PERIOD, EMPLOYEE WILL NOT BE ENTITLED TO RECEIVE ANY OF THE RIGHTS AND BENEFITS DESCRIBED HEREIN OR PURSUANT TO SECTIONS 1, 2(A) AND 3(A) OF EXHIBIT A TO THE TRANSITION AGREEMENT.
     3. Release of Claims by Executive; Release of Company Claims by Company.
     Pursuant to Exhibit A of the Transition Agreement and in exchange for the consideration provided in Sections 1, 2(a) and 3(a) of Exhibit A and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive, on his behalf and on behalf of his heirs, devisees, legatees, executors, administrators, personal and legal representatives, assigns and successors in interest (collectively, the “Derivative Claimants” and each a “Derivative Claimant”), hereby IRREVOCABLY, UNCONDITIONALLY AND GENERALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES, to the fullest extent permitted by law, Company and each of Company’s directors, officers, employees, representatives, stockholders, predecessors, successors, assigns, agents, attorneys, divisions, subsidiaries and affiliates (and agents, directors, officers, employees, representatives and attorneys of such stockholders, predecessors, successors, assigns, divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them (collectively, the “Releasees” and each a “Releasee”), or any of them, from any and all charges, complaints, claims, damages, actions, causes of action, suits, rights, demands, grievances, costs, losses, debts, and expenses (including attorneys’ fees and costs incurred), of any nature whatsoever, known or unknown, that Executive now has, owns, or holds, or claims to have, own, or hold, or which Executive at any time heretofore had, owned, or held, or claimed to have, own, or held from the beginning of time to the date that Executive signs this Agreement, including, but not limited to, those claims arising out of or relating to (i) any agreement, commitment, contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right or other instrument, document, obligation or arrangement, whether written or oral, or any other relationship, involving Executive and/or any Releasee, (ii) breach of any express or implied contract, breach of implied covenant of good faith and fair dealing, misrepresentation, interference with contractual or business relations, personal injury, slander, libel, assault, battery, negligence, negligent or intentional infliction of emotional distress or mental suffering, false imprisonment, wrongful termination, wrongful demotion, wrongful failure to promote, wrongful deprivation of a career opportunity, discrimination (including disparate treatment and disparate impact), hostile work environment, sexual harassment, retaliation, any request to submit to a drug or polygraph test, and/or whistleblowing, whether said claim(s) are brought pursuant to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. § 1981, the Employee Retirement Income Security Act, the Equal Pay Act, the National Labor Relations Act, the Pregnancy Discrimination Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act, the Older Workers’ Benefits Protection Act, the Vocational Rehabilitation Act, the Americans with Disabilities Act, the Family and Medical Leave Act and/or the Fair Credit Reporting Act or any other constitutional, federal, regulatory, state or local law, or under the common law or in equity, and (iii) any other matter (each of which is referred to herein as a “Claim”). Notwithstanding the foregoing, nothing contained herein shall operate to release any obligations of Company, its successors or assigns: (i) that relates to amounts or benefits set forth on Exhibit A of the Transition Agreement, or (ii) to defend and indemnify Executive to the maximum extent that directors and officers of corporations are required to be indemnified under Delaware law or the Company’s Certificate of Incorporation and Bylaws for all costs of litigation and any judgment or settlement amount paid.
     In consideration of the covenants from Executive to Company as set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Company, its assigns and successors in interest, hereby IRREVOCABLY, UNCONDITIONALLY AND GENERALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES, to the fullest extent permitted by law, Executive, his heirs, devisees, legatees, executors, administrators, personal and legal representatives, or any of them, from any and all charges, complaints, claims, damages, actions, causes of action, suits, rights, demands, grievances, costs, losses, debts and expenses (including attorneys’ fees and costs incurred), of any nature whatsoever (a “Company Claim”), arising prior to the Effective Date out of events, occurrences or omissions actually known by the Chief Executive Officer and/or the General Counsel of the Company on the Effective Date.
     4. Release of Unknown Claims by Executive.
     Executive recognizes that he may have some claim, demand, or cause of action against the Releasees relating to any Claim of which he is totally unaware and unsuspecting and which is given up by the execution of this Agreement. It is Executive’s intention in executing this Agreement, having received the advice of legal counsel, that this Agreement will deprive him of any such Claim and prevent Executive or any Derivative Claimant from asserting the same. The provisions of any local, state, federal, or foreign law, statute, or judicial decision providing in substance that this Agreement shall not extend to such unknown or unsuspecting claims, demands, or damages, are hereby expressly waived.
     5. No Assignment.
     Executive represents and warrants that he has not assigned or transferred, or purported to assign or transfer, to any person, entity, or individual whatsoever, any of the Claims released herein. Executive agrees to indemnify and hold harmless the Releasees against any losses, settlements, judgments, defense costs or other amounts incurred in response to any Claim, based on, arising out of, or due to any such assignment or transfer. With respect to any Claim that is subject to indemnification, the Releasees retain the right to control the defense of any Claim and to resolve any such Claim upon securing Executive’s written consent to the proposed resolution, which consent shall not unreasonably be withheld.
     6. Hold Harmless.
     In furtherance of the foregoing, Executive agrees on behalf of himself and the Derivative Claimants not to sue or prosecute any matter against any Releasee with respect to any Claim released in Section 3 above and agrees to hold each Releasee harmless with respect to any such suit or prosecution in contravention of this Section 6. The Company agrees on behalf of itself and its successors and assigns not to sue or prosecute any matter against Executive with respect to any Company Claim arising prior to the Effective Date out of events, occurrences or omissions actually known by the Chief Executive Officer and/or the General Counsel of the Company on the Effective Date and agrees to hold Executive harmless with respect to any such suit or prosecution in contravention of this Section 6.
     7. No Assistance.
     Executive understands that if this Agreement were not signed, he would have the right voluntarily to assist other individuals or entities in bringing Claims against the Releasees. Executive hereby waives that right and hereby agrees that he will not voluntarily provide any such assistance absent compulsion of law. To the extent that applicable law prohibits Executive from waiving his right to bring and/or participate in the investigation of a Claim, Executive nevertheless agrees that the release provided in Section 3 above encompasses his right to seek or accept any damages or relief in any such proceeding.
     8. Return of Company Property and Proprietary Information.
          (a) Executive further promises, represents and warrants that Executive has returned or will return to Richard Schnieders by no later than the Retirement Date: (1) all property of Company, including, but not limited to, any and all files, records, credit cards, keys, identification cards/badges, computer access codes, computer programs, instruction manuals, equipment (including computers) and business plans; (2) any other property which Executive prepared or helped to prepare in connection with Executive’s employment with Company; and (3) all documents, including logs or diaries, all tangible materials, including audio and video tapes, all intangible materials (including computer files), and any and all copies or duplicates of any such tangible or intangible materials, including any duplicates, copies, or transcriptions made of audio or video tapes, whether in handwriting or typewritten, that are in the possession, custody or control of Executive or his attorneys, agents, family members, or other representatives, which are alleged to support in any way any of the claims Executive has released under this Agreement.
          (b) The foregoing representation shall include all Confidential Information and Trade Secrets of Company, as these terms are defined in the Transition Agreement. With respect to such Confidential Information and Trade Secrets, Executive warrants and represents that he has returned all such Proprietary Information to the Company on or before the close of business on the Retirement Date.
     9. COBRA. Company will provide Executive with a separate notification about his rights under COBRA to elect to continue group health insurance benefits for a specified time as provided under Section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”), as well as certain other rights to continued health plan coverage.
     10. Severability.
     If any one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, such provision shall be deemed modified to most closely resemble the original intent of the parties, without invalidating the remainder of this Agreement; and such shall not affect any other independent provision of this Agreement and each other independent provision of this Agreement shall be enforced to the full extent permitted by law.
     11. Resolution of Disputes.
          (a) If a legally cognizable dispute arises out of or relates to any aspect of this Agreement or the breach, termination, or validity thereof, the parties agree to resolve the dispute by binding arbitration before the American Arbitration Association (“AAA”). Disputes subject to binding arbitration include, without limitation, (1) all tort and contract claims; (2) claims brought under all applicable federal, state or local statutes, laws, regulations or ordinances, including but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Family and Medical Leave Act; the Americans with Disabilities Act; the Rehabilitation Act of 1973, as amended; the Fair Labor Standards Act of 1938, as amended; the Age Discrimination in Employment Act, as amended; the Equal Pay Act; the Civil Rights Act of 1866, as amended, and the Employee Retirement Income Security Act of 1974; and (3) claims against the Company’s subsidiaries, affiliated and successor companies, and claims against the Company that include claims against the Company’s agents and employees, whether in their capacity as such or otherwise.
          (b) Arbitration proceedings shall be held in Houston, Texas, or at such other place as may be selected by the mutual agreement of the parties. The arbitration shall proceed in accordance with the Employment Dispute Resolution Rules of the AAA in effect on the date of this Agreement, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.
          (c) The arbitration award shall be in writing and shall specify the factual and legal bases for the award. In rendering the award, the arbitrator shall determine the respective rights and obligations of the parties according to the laws of the State of Delaware or, if applicable, federal law, and without regard to conflict or choice of law principals. The arbitrator shall have the authority to award any remedy or relief that a federal or state court within the State of Delaware could order or grant, including without limitation, specific performance of any obligation created under this Agreement; an award of punitive, exemplary, statutory, or compensatory damages; the issuance of an injunction or other provisional relief; the a declaration of the forfeiture of amounts due or claimed to be due; or the imposition of sanctions for abuse or frustration of the arbitration process.
          (d) Each party shall pay for its own fees and expenses of arbitration including the expense of its own counsel, experts, witnesses and preparation and presentation of evidence, except that the cost of the arbitrator and any filing fee exceeding the applicable filing fee in federal court shall be paid by the Company; provided, however, that all reasonable costs and fees necessarily incurred by any party shall be subject to reimbursement from the other party as part of any award of the arbitrator.
          (e) By initialing below, Executive and the Company acknowledge that each has read the provisions of this Section 11 and agree to arbitration as provided herein. (A duly authorized officer of the Company shall provide his or her initials on behalf of the Company.)
                     Executive’s Initials                                               Company Officer’s Initials
     12. General Provisions.
          (a) This Agreement and the covenants, representations, warranties and releases contained herein shall inure to the benefit of and be binding upon Executive and Company and each of their respective successors, heirs, assigns, agents, affiliates, parents, subsidiaries and representatives.
          (b) Each party acknowledges that no one has made any representation whatsoever not contained herein concerning the subject matter hereof in order to induce the execution of this Agreement.

          (c) Except in the event that Company publicly files this Agreement or otherwise publicly discloses its terms and conditions, Executive agrees that the terms and conditions of this Agreement, including the consideration hereunder shall not be disclosed to anyone and shall remain confidential and not be disseminated to any person or entity not a party to this Agreement except to family members, legal counsel, an accountant for purposes of securing tax advice, the Internal Revenue Service, or state taxing agencies.
          (d) The “Effective Date” of this Agreement shall be the eighth (8th) day after the execution of the Agreement by Executive.
          (e) This Agreement does not constitute an admission of any liability.
          (f) Neither this Agreement nor any provision hereof may be modified or waived in any way except by an agreement in writing signed by each of the parties hereto consenting to such modification or waiver.
          (g) This Agreement shall in all respects be interpreted, enforced and governed under the internal laws (and not the conflicts of laws and rules) of Delaware.
          (h) Each of the parties represents and warrants that he or it is legally viable and competent to enter into this Agreement, is relying on independent judgment and the advice of legal counsel and has not been influenced, pressured, or coerced to any extent whatsoever in making this Agreement by any representations or statements made by any party, and/or any person or persons representing any party, and that the individuals executing this Agreement on his or its behalf are authorized to do so.
          (i) This Agreement and the Transition Agreement expressly supersede the all other prior agreements or other arrangements by and between Company and Executive with respect to the compensation and benefits payable by Company to Executive, including all of Company’s payment obligations for compensation set forth in any employment agreement between the parties, whether or not in writing, and that such prior agreements or arrangements with respect to compensation and benefits payable by Company to Executive shall upon the Effective Date be null and void and of no force and effect whatsoever. Notwithstanding the foregoing, the terms and conditions of all benefit plans and programs maintained by the Company shall remain in full force and effect as to Executive except as expressly modified by this Agreement and/or the Transition Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the dates set forth below.
EXECUTIVE ATTESTS THAT HE UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.
NOTICE — THIS AGREEMENT CONTAINS A WAIVER OF RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. EXECUTIVE IS ADVISED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT.
EXECUTED THIS            DAY OF                     , 2008.

EXECUTIVE:

Print Name:

Sworn to and subscribed before me this                      day of                     , 2008.

Notary Public
EXECUTED THIS            DAY OF                     , 2008.

Company: SYSCO Corporation

By:

Its: